                                                                     Exhibit 4.7

 THIS WARRANT (AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO
DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR
  OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE SECURITIES
 STATUTE, OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE THEREUNDER AS EVIDENCED BY AN OPINION OF COUNSEL OR NO-ACTION LETTER FROM THE SECURITIES AND
 EXCHANGE COMMISSION, IN EITHER CASE IN FORM AND SUBSTANCE SATISFACTORY TO THE
                                    COMPANY

                             COMMON STOCK WARRANT

                              To Purchase 100,000
                           Shares of Common Stock of

                           Vascular Solutions, Inc.

                                 June 10, 1999

     THIS CERTIFIES THAT, for value received, Jones Pharma Incorporated, a Delaware corporation, or its registered assigns (the "Holder"), is entitled to subscribe for and purchase from Vascular Solutions, Inc. (the Company) at any time after the date hereof to and including June 10, 2004, up to One Hundred Thousand (100,000) fully paid and nonassessable shares (the "Shares") of the Company's Common Stock, $.01 par value, at a price of $5.00 per Share (the "Warrant Price"), subject to the provisions and upon the terms and conditions hereinafter set forth.

     1.  Term; Transferability. The rights represented by this Warrant may be
         ---------------------
exercised by the holder hereof, in whole or in part (but not as to a fractional share of Common Stock), at any time and from time to time, by written notice of exercise delivered to the Company and by the surrender of this Warrant at the principal office of the Company. This Warrant may be transferred by the Holder subject to the restrictions contained in Section 7 hereof.

     2.  Issuance of Shares. The rights evidenced by this Warrant shall be
         ------------------
deemed to be exercised as of the close of business on the date upon which this Warrant, together with notice of exercise and any applicable payment of any consideration due the Company, shall have been received by the Company. Certificates for Shares of stock acquired by the Holder upon exercise of this Warrant shall be delivered to or as directed by the Holder within a reasonable time, not exceeding ten (10) business days after the rights represented by this Warrant shall have been so exercised and unless this Warrant has expired, a new Warrant representing the number of shares, if any, with respect to which this Warrant shall not then have been exercised shall also be delivered to the holder hereof within such time.

     3.  Method of Exercise.
         ------------------

     3.1. Standard Method. The purchase right represented by this Warrant may
          ---------------
be exercised by the Holder, in whole or in part and from time to time by the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A duly executed) at the principal office of the Company and by the payment to the Company, by certified or bank check or by wire transfer, of an amount equal to the then applicable Warrant Price per share multiplied by the number of Shares then being purchased.

     3.2  Net Issue Exercise.
          ------------------

     (a) In lieu of exercising this Warrant, the Holder may elect to receive Shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election in which event the Company shall issue to Holder a number of shares of the Company's Common Stock computed using the following formula:

                                   X= Y(A-B)
                                      ------
                                        A
Where

               X = the number of Shares to be issued to Holder.

               Y = the number of Shares purchasable under this Warrant, or if the entire Warrant is not being exercised on a net issue basis, the number of Shares the holder is electing to apply towards the net issue exercise right set forth in this
                   Section 3.2.

               A = the fair market value of one Share.

               B = the Warrant Price (as adjusted to the date of such
                   calculations).

     (b) For purposes of this Section, fair market value of one share of the Company's Common Stock shall be based on the average of the closing per share bid and asked prices of the Company's Common Stock quoted in the Over-The-Counter Market Summary or the closing price quoted on Nasdaq or any exchange on which the Common Stock is listed, whichever is applicable, as published in the Wall Street Journal for the ten trading days prior to the date of determination
-------------------
of fair market value. If the Common Stock is not traded Over-The-Counter or on Nasdaq or an exchange, the fair market value of the Company's Common Stock shall be the price per share which the Company could obtain from a willing buyer for shares sold by the Company from authorized but unissued shares, as such price shall be agreed by the Company and the Holder, and if they fail to agree within 15 days after the exercise of this Warrant, then at a price equal to the price used in the Company's most recent sale of Common Stock to an unaffiliated third party.

     3.3  Automatic Exercise. If the Company has publicly traded Common Stock
          ------------------
as of the expiration date of this Warrant, this Warrant shall be deemed automatically exercised pursuant to Section 3.2 above (even if not surrendered) immediately prior to its expiration.

     4.   Covenants of Company. The Company covenants and agrees that all Shares
          --------------------
which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized and issued, fully paid, nonassessable and free from all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that, during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

     5.   Anti-Dilution Adjustments. The number and kind of securities
          -------------------------
purchasable upon the exercise of the Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

     (a)  Recapitalization. If any capital reorganization or reclassification of
          ----------------
the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock of the Company shall be entitled to receive stock, securities or assets with respect to or in exchange for such Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the Holder hereof shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the shares of Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the holder of this Warrant to the end that the provisions hereof (including without limitation provisions for adjustments of the Warrant purchase price and of the number of shares purchasable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company shall not effect any such consolidation, merger or sale unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing such assets, shall assume by operation of law or written instrument, the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase. Notice of such assumption shall be promptly mailed to the registered holder hereof at the last address of such holder appearing on the books of the Company. Notwithstanding any language to the contrary set forth in this paragraph 5(a), if an occurrence or event described herein shall take place in which the shareholders of the Company receive solely cash for their shares of Common Stock of the

Company, either pursuant to a merger or consolidation or in liquidation of the Company, the Holder shall be deemed to have elected to exercise this Warrant in accordance with paragraph 3.2 above as of the effective date of such event and the Company or its successor shall be obligated to pay to the Holder in cash the resulting value of this Warrant.

     (b)  Stock Dividend or Split. In case the Company shall at any time
          -----------------------
hereafter subdivide or combine the outstanding shares of Common Stock or declare a dividend payable in Common Stock, the number of shares to which this Warrant relates and the Warrant Price shall each be adjusted. First the number of Shares to which this Warrant relates shall be redetermined by multiplying the number of Shares in effect immediately prior to the record date for such subdivision, combination or dividend payable in common stock by a factor equal to subdivision or combination (e.g. 2.0 in the case of a two-for-one split or 100% dividend or 1.10 in the case of a 10% stock dividend). The adjusted Warrant Price shall then be determined by dividing the redetermined number of Shares into the aggregate exercise price of all Shares purchasable by this Warrant as in effect immediately prior to such subdivision, combination or dividend.

     (c) No fractional shares of common stock shall result from any redetermination of the number of Shares to which this Warrant relates and any such fractional entitlement resulting from the foregoing formulae shall be increased to the next larger whole share. Any adjustment to the Warrant Price pursuant to the foregoing formulae shall be reduced to the nearest whole cent by eliminating any fraction of a cent. .

     (d) Upon any adjustment of the Warrant Price or number of Shares, then, and in each such case, the Company shall give written notice thereof, by first class mail, postage prepaid, addressed to the Holder of this Warrant at the address of such Holder as shown on the books of the Company, which notice shall state the Warrant Price resulting from such adjustment and the increase or decrease or other change, if any, in the number of Shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

     (e) If the Company shall, at any time while this Warrant is outstanding, declare or otherwise authorize any distribution in respect of its Common Stock other than a dividend payable in cash or in shares of such Common Stock, the Company shall give notice of such declaration or authorization to the Holder at least ten business days prior to the record date for determining holders of the Common Stock entitled to participate therein. In addition, in the event that any such distribution to shareholders consists of rights to purchase from the Company shares of the Common Stock at a discount from the fair market value thereof, the Company agrees to issue to the Holder similar rights covering a number of shares of the Company's Common Stock equal to the number of rights the Holder would have received had the Warrant been exercised in full in accordance with Section 3.1 as of the record date for such distribution.

     (f) If any event occurs as to which in the good faith determination of the Board of Directors of the Company the other provisions of this paragraph 5 are not strictly applicable or if strictly applicable would not fairly protect the purchase rights of the Holder of this Warrant or of common stock in accordance with the essential intent and principles of such provisions, then the

Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such purchase rights as aforesaid.

     6.   No Shareholder Rights.  No Holder, as such, shall be entitled to vote
          ---------------------
or receive dividends or be deemed the holder of Shares or any other securities of the Company which may at any time be issuable on the exercise thereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

     7.   Transfer of Warrant or Resale of Shares.  In the event the Holder
          ---------------------------------------
desires to transfer this Warrant, or any Shares issued upon the exercise hereof, the Holder shall provide the Company with a written notice describing the manner of such transfer and an opinion of counsel (reasonably acceptable to the Company) that the proposed transfer may be effected without registration or qualification (under any Federal or State law), whereupon such Holder shall be entitled to transfer this Warrant or to dispose of shares of Common Stock received upon the previous exercise hereof in accordance with the notice delivered by such holder to the Company; provided, that an appropriate legend
                                         --------
may be endorsed on this Warrant or the certificates for such shares respecting restrictions upon transfer thereof necessary or advisable in the opinion of counsel satisfactory to the Company to prevent further transfers which would be in violation of Section 5 of the Securities Act of 1933. Notwithstanding the foregoing, (i) for a period of 180 days following the commencement of the Company's initial public offering of securities (provided the initial public offering is declared effective by the Securities and Exchange Commission prior to December 31, 1999), without the prior written consent of the Company, the holder of this Warrant will not offer, sell, pledge, contract to sell or grant any option to purchase or otherwise dispose of or transfer this Warrant or any Shares, and (ii) the Company will issue certificates evidencing the Shares free of any restrictive legend at such time as the Holder is entitled to rely upon the provisions of clause (k) of Rule 144 under the Securities Act of 1933 (or any successor rule).

     8.   Financial Statements and Information.  The Company shall deliver
          ------------------------------------
to the registered holder hereof (i) within 90 days after the end of the fiscal year of the Company, a consolidated balance sheet of the Company as of the end of such year and a consolidated statement of income, retained earnings and cash flows for such year, which year-end financial reports shall be in reasonable detail and certified by independent public accountants of nationally recognized standing selected by the Company and (ii) within 45 days after the end of each quarter other than the last quarter of the fiscal year, unaudited consolidated statements of income, retained earnings and cash flows for such quarter and a consolidated balance sheet as of the end of such quarter. If the Company has a class of securities registered under the Securities Exchange Act of 1934, the provisions of this Section 8 shall be satisfied by the delivery to the holder, within 90 days after the end of the Company's fiscal year, of a report on Form 10-K for such fiscal year, and with respect to the first three fiscal quarters in each fiscal year, within 45 days after the end of each such fiscal quarter, of a report on Form 10-Q for such fiscal quarter.

In addition, the Company shall deliver to the registered holder hereof any other information or data provided generally to the shareholders of the Company..

     9.   Representations and Warranties.  This Warrant is issued and delivered
          ------------------------------
on the basis of the following:

     9.1  Authorization and Delivery.  The Company represents that this Warrant
          --------------------------
has been duly authorized and executed by the Company and when delivered will be the valid and binding obligation of the Company enforceable in accordance with its terms;

     9.2  No Inconsistency.  The Company represents that the execution and
          ----------------
delivery of this Warrant are not, and the issuance of the Shares upon exercise of this Warrant in accordance with the terms hereof will not be, inconsistent with the Company's Articles of Incorporation or Bylaws, do not and will not contravene any law, governmental rule or regulation, judgment or order applicable to the Company, and do not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound or require the consent or approval of, the giving of notice to, the registration with or the taking of any action in respect of or by, any Federal, state or local government authority or agency or other person.

     9.3  Accredited Investor.  The Holder represents (i) that it is as of
          -------------------
the date hereof, and will be as of the date of any exercise of this Warrant, an "accredited investor" as that term is defined and utilized in Regulation D under the Securities Act of 1933 and (ii) that it is not acquiring this Warrant with a view to the public distribution of the Warrant or the Shares.

     10.  Modification and Waiver.  This Warrant and any provision hereof may be
          -----------------------
changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

     11.  Notices.  Any notice, request or other document required or permitted
          -------
to be given or delivered to the holder hereof or the Company shall be delivered by facsimile where confirmation of receipt by the receiving party's receiver can be documented, or delivered by hand, or shall be sent by reputable overnight courier, certified or registered mail, postage prepaid, to each such holder at its address as shown on the books of the Company or to the Company at the address indicated therefore on the signature page of this Warrant.

     12.  Binding Effect on Successors.  This Warrant shall be binding upon any
          ----------------------------
corporation succeeding the Company by merger or consolidation, and all of the obligations of the Company relating to the Shares issuable upon the exercise of this Warrant shall be as set forth in the Company's Articles of Incorporation and the Company's Bylaws (each as amended from time to time) and shall survive the exercise and termination of this Warrant and all of the covenants and agreements herein and in such other documents and instruments of the Company shall inure to the benefit of the successors and assigns of the holder hereof. The Company will, at the time of the exercise of this Warrant, in whole or in part, upon request of the holder hereof but at the Company's expense, acknowledge in writing its continuing obligation to the holder hereof in respect of any rights to which the holder hereof shall continue to be entitled after such exercise in accordance with this Warrant; provided, that the failure
                                                     --------
of the holder hereof to make any such request shall not affect the continuing obligation of the Company to the holder hereof in respect of such rights.

     14.  Lost Warrants or Stock Certificates.  The Company covenants to the
          -----------------------------------
holder hereof that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant or any stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company will make and deliver a new Warrant or stock certificate, or like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

     15.  Descriptive Headings.  The descriptive headings of the several
          --------------------
paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

     16.  Governing Law.  THIS WARRANT SHALL BE CONSTRUED AND ENFORCED IN
          -------------
ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF MINNESOTA.

     IN WITNESS WHEREOF, Vascular Solutions, Inc. and Jones Pharma Incorporated have caused this Warrant to be executed by its duly authorized officers and this Warrant to be dated as of June 10, 1999.


                                   VASCULAR SOLUTIONS, INC.


                                   By   /s/ Howard C. Root
                                        -------------------------------
                                        Howard C. Root
                                        Chief Executive Officer



                                   By   /s/ Michael P. Nagel
                                        -------------------------------
                                        Michael P. Nagel
                                        Secretary


JONES PHARMA INCORPORATED


By  /s/ Dennis M. Jones, President
    ------------------------------------

                                 EXERCISE FORM
                 (TO BE SIGNED ONLY UPON EXERCISE OF WARRANT)



VASCULAR SOLUTIONS, INC.

     The undersigned, the holder of the within warrant, hereby irrevocably elects to exercise the purchase right represented by such warrant for, and to purchase hereunder ______________ shares of the Common Stock, $.01 par value, of Vascular Solutions, Inc. and herewith makes payment of $__________ therefor, and requests that the certificates for such shares be issued in the name of ______________________ and be delivered to _____________________________, whose address is _______________________________________________________________.


Dated:____________________        ______________________________________________
                                  (Signature must conform in all respects to the name of holder as specified on the face of the warrant)



                                  (Address)


[Signature Guaranteed]


                                  (City - State - Zip)

                                ASSIGNMENT FORM
                 (TO BE SIGNED ONLY UPON TRANSFER OF WARRANT)



     For value received, the undersigned hereby sells, assigns and transfers unto _________________________ the right represented by the within warrant to purchase __________________ of the shares of the Common Stock, $.01 par value, of Vascular Solutions, Inc., to which the within warrant relates, and appoints ______________________ attorney to transfer said right on the books of Vascular Solutions, Inc., with full power of substitution in the premises.



Dated:____________________        ______________________________________________
                                  (Signature must conform in all respects to the name of holder as specified on the face of the warrant)



                                  (Address)


[Signature Guaranteed]


                                  (City - State - Zip)



In the presence of: